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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


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                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               December 8, 1997
               Date of Report (Date of earliest event reported)



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                            WASTE MANAGEMENT, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)


                       1-7327                   36-2660763
              (Commission File Number)        (IRS Employer
                                            Identification No.)

          3003 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS        60523
           (Address of principal executive offices)       (Zip code)


                                (630) 572-8800
                (Registrant's telephone number, including area code)

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Item 5.  Other Events.
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On December 8, 1997, the registrant announced that it had signed a definitive merger agreement with its approximately 67% owned subsidiary, Wheelabrator Technologies Inc. ("Wheelabrator"), under which the registrant will acquire all of the approximately 53 million shares of Wheelabrator which it does not already own. Under the terms of the agreement, Wheelabrator shareholders will receive $16.50 in cash per share following consummation of the transaction.

The registrant noted that the terms of the agreement had been approved by a special committee of Wheelabrator's independent directors, which was advised by Goldman, Sachs & Co. and Lazard Freres & Co. LLC, and by the Boards of Directors of both the registrant and Wheelabrator. The registrant also noted that the transaction remains subject to the approval of the holders of a majority of Wheelabrator's outstanding shares, other than those held by the registrant, voting on it at a special meeting of Wheelabrator stockholders to be called for that purpose. The registrant further reported its understanding that Wheelabrator expects to communicate details regarding the proposed merger to its stockholders and conduct the special stockholders' meeting late in the first quarter of 1998.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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     No financial statements or pro forma financial information are required to be filed as a part of this report. There are no exhibits filed as part of this report.

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                                 SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          WASTE MANAGEMENT, INC.



                                          By:  /s/ Herbert A. Getz
                                               -------------------
                                               Herbert A. Getz
                                               Senior Vice President


Dated:  December 10, 1997